UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☐  Preliminary Proxy Statement
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☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material Pursuant to 240.14a-12

NATIONAL FUEL GAS COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INFORMATION RELEVANT TO THE
2010 EQUITY COMPENSATION PLAN
AS OF FEBRUARY 23, 2010
     The following information may be used for the purpose of personal solicitation of certain stockholders in connection with National Fuel Gas Company’s (the “Company”) Annual Meeting of Stockholders to be held on March 11, 2010 (“Annual Meeting”). The information relates to the Company’s 1997 Award and Option Plan as of February 23, 2010. The 1997 Award and Option Plan is the only plan under which the Company has any outstanding awards of stock options or stock appreciation rights, and the only plan under which the Company may currently issue stock options or stock appreciation rights. The Company will be authorized to issue additional awards under the 2010 Equity Compensation Plan if the Company’s stockholders approve that plan at the Annual Meeting.

Calendar Year	2010	2011	2012
Outstanding Stock Options Scheduled to Expire (calculated as of 2/23/2010)	909,035	652,986	928,608
1997 AWARD AND OPTION PLAN INFORMATION
As of February 23, 2010

Number of shares
Number of shares to be	remaining available for
issued upon exercise of	future issuance
outstanding options,	(excludes shares
warrants and rights	reflected in column (a))
(a)	(b)
4,843,658	169,804 (1)

(1)	These shares available for future issuance under the 1997 Award and Option Plan include 97,007 shares related to previously issued stock appreciation rights which were forfeited in November 2009 because applicable performance conditions were not met.
     As of February 23, 2010, the Company had 81,136,115 shares of Common Stock issued and outstanding.